Exhibit T3B.16

1. “AAR6U55L* A29 THE COMPANIES ACT 2006 26/11/2008 360 COMPANIES HOUSE PRIVATE COMPANY LIMITED BY SHARES WRITTEN RESOLUTIONS of DIAMOND OFFSHORE LIMITED (the “Company”) Circulation Date: 24 November 2008 Pursuant to Chapter 2 of Part 13 of the Companies Act 2006, the directors of the Company propose that the resolutions set out below are passed as special resolutions (the “Special Resolutions”). SPECIAL RESOLUTIONS THAT: The capital of the Company be reduced by £11,423,312 and that such reduction be effected by cancelling and extinguishing the 2 5% non-cumulative, non-voting preference shares of £1 each for no consideration and the 11,423,310 redeemable reference shares of £1 each for no consideration which in both cases are registered in the name of Diamond Offshore International Limited; Each unissued redeemable preference share of £1 each at the date of the passing of this resolution be cancelled and the amount of the Company’s share capital be diminished by the amount of the shares so cancelled; Paragraph 5 of the Company’s memorandum of association be altered to show that the capital of the Company is reduced from £40,010,002 divided into 10,000 ordinary shares of £1 each, 2 5% non-cumulative, non-voting preference shares of £1 each and 11,423,310 redeemable preference shares of £1 each to £10,000 divided into 10,000 ordinary shares of £1 each. THAT: Every “A” Share in the capital of the Company, both issued and authorised but unissued, and every “B” Share in the capital of the Company, both issued and authorised but unissued, be redesignated as an “Ordinary” Share; New articles of association in the form of the draft attached, signed for identification purposes, be adopted as the articles of association of the Company in substitution for and to the exclusion of the existing articles of association.

AGREEMENT Please read the notes at the end of this document before signifying your agreement to the Special Resolutions. The undersigned, a person entitled to vote on the Special Resolutions on 24 November 2008, hereby irrevocably agrees to the Special Resolutions. Signed for and on behalf of Diamond Offshore International Limited Date: NOTES If you agree with the Special Resolutions, please indicate you agreement by signing and dating this document where indicated above and returning it to the Company. If returning this document by hand or post, please send it to the registered office of the Company marked “For the attention of the Company Secretary”. If you do not agree with the Special Resolutions you do not need to do anything: you will not be deemed to agree if you fail to reply. Once you have indicated your agreement to the Special Resolutions, you may not revoke your agreement. Unless sufficient agreement has been received by 21 December 2008 for the Special Resolutions to be passed, they will lapse. If you agree to the Special Resolutions, please ensure that your agreement reaches us before or during this date. In the case of joint holders of shares, only the vote of the senior holder who votes will be counted by the Company. Seniority is determined by the order in which the names of the joint holders appear in the register of members. If you are signing this document on behalf of a person under a power of attorney or other authority please send a copy of the relevant power of attorney or authority when returning this document

Company Number: 943475 THE COMPANIES ACT 1948 to 1967 and THE COMPANIES ACT 1985 AND 2006 COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION of DIAMOND OFFSHORE LIMITED (Adopted by Special Resolution passed on 24 November 2008) Preliminary In these Articles: “the Act” means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force and any provisions of the Companies Act 2006 for the time being in force; “Board” means the Board of Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present; “control” in relation to a body corporate, has the meaning ascribed thereby by Section 534 Income and Corporation Taxes Act 1970; “holding company” and “subsidiary” have the meanings ascribed to them by Section 1160 of the Companies Act 2006 and “Parent Company” means any company which is for the time being the holding company of the Company; “Shares” means all the ordinary shares for the time being in the capital of the Company: “the Statutes” means the Act and any statutory amendment or replacement thereof for the time being in force and every other Act concerning Companies and affecting the Company;

“Table A” means Table A in the Companies (Tables A to F) Regulations 1985 as amended by The Companies (Tables A to F) (Amendment) Regulations 1985, as further amended by he Companies (Tables A to F) (Amendment) Regulations 2007 and further amended by the Companies (Tables A to F)(Amendment)(No. 2) Regulations 2007. References to regulations are to regulations in Table A. A document shall be deemed to have been delivered to the registered office of the Company if that document is faxed to the registered office of the Company and shall be deemed to be delivered at the time it is transmitted. Subject as hereinafter provided, the regulations contained in Table A shall apply to the Company. Regulations 17, 24, 40, 42, 50, 60, 61, 64, 72 to 78 inclusive, 84, 85, 87, 88, 89, 91 and 118 shall not apply to the Company, but the Articles hereinafter contained and the remaining regulations of Table A, subject to the modifications hereinafter expressed, shall constitute the regulations of the Company. Shares The share capital of the Company at the date of the adoption of these Articles is 10,000 divided into 10,000 ordinary shares. New Shares Unless otherwise determined by Special Resolution, any Shares unissued at the date of adoption of these Articles and any Shares hereafter created shall before allotment be offered for subscription in the first instance to the holders of the Shares in proportion as nearly as the circumstances will admit to the total numbers of the ordinary Shares then in issue. Any such offer as aforesaid shall be made by notice in writing specifying the number and class of shares and the price at which the same are offered and limiting the time (not being less than 28 days unless the member to whom the offer is to be made otherwise agrees) within which the offer if not accepted will be deemed to be declined. Subject to Article 9 and to any directions which may be given by the Company in General Meeting, the Directors may unconditionally exercise the power of the Company to allot relevant securities (within the meaning of section 80(2) of the Act) and without prejudice to the generality of the foregoing any Shares unissued at the date of adoption of these Articles and any Shares hereafter created shall be under the control of the Directors, who may allot, grant options over or otherwise dispose of the same to such persons (including the Directors themselves) on such terms and at such times as they may think proper, provided that no shares shall be issued at a discount or at a price lower than at which such Shares were offered to the holders of existing Shares pursuant to Articles 6 to 7. The maximum nominal amount of share capital which the Directors may allot, grant options or subscription or conversion rights over or otherwise deal with or dispose of (subject always to the provisions of this Article) shall be £10,000 or such other amount as shall be authorised by the Company in General Meeting. The authority conferred on the Directors by this Article shall expire on the day preceding the fifth anniversary of the date of adoption of these Articles. Subject to the provisions of the Statutes, the Company may purchase any of its own shares. Subject to the provisions of the Statutes, the Company may make a payment in respect of any purchase pursuant to Article 10 of any of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

The provisions of section 89(1) of the Act shall not apply to the Company. Lien The lien conferred by regulation 8 shall apply to all Shares of the Company whether fully paid or not and to all Shares registered in the name of any person indebted or under liability to the company whether he be the sole registered holder thereof or one of several joint holders. Regulation 8 shall be modified accordingly. All Shares to be sold in the enforcement of the Company’s lien or rights of forfeiture shall be offered in accordance with Articles 7 to 8 as if they were unissued Shares of the Company. Regulation 9 shall be modified accordingly. Transfer of shares Subject to Article 23 and unless in any particular case all the holders for the time being of the Shares otherwise agree in writing, none of the Shares shall be transferred and the Directors shall not register any transfer of any Shares except pursuant to Articles 16 to 22. Any member wishing to transfer part or all of the Shares held by him (hereinafter referred to as the “Vendor”) or any interest therein shall first give a notice in writing (hereinafter referred to as a “Transfer Notice”) to the Company specifying the number and the denoting numbers (if any) of the Shares which the Vendor wishes to sell (“the Sale Shares”) which notice shall constitute the Directors as the agents of the Vendor for the sale of the Sale Shares at the Sale Price (as defined in Article 22 and otherwise in accordance with the provisions of Articles 16 to 22. The Transfer Notice shall also give details of the person to whom the Vendor wishes to transfer the Sale Shares in the event that no purchaser is found pursuant to Articles 16 to 22. A Transfer Notice shall be accompanied by the relevant share certificates. Save as provided in Article 22, a Transfer Notice once given shall not be capable of being withdrawn. Within seven days after a Transfer Notice has been received by the Directors in respect of the Shares or, if later, within seven days after the Sale Price shall have been determined, the Directors shall first offer the Sale Shares at the Sale Price to all the other holders of the Shares in proportion as nearly as may be to the nominal amount of their existing holdings of the Shares (the date on which such offer is made being hereinafter referred to as an “Offer Date”). Such offer shall to the extent that the same is not accepted within 30 days after the relevant Offer Date be deemed to be declined and any remaining Sale Shares which have not been accepted shall forthwith be offered at the Sale Price to the holders of the Shares who have accepted Sale Shares and if there be more than one such holder of the Shares in proportion as nearly as may be to their existing holdings of the Shares. The Directors shall on the expiry of 120 days after the relevant Offer Date give notice to the Vendor of the numbers of Sale Shares which members are willing to purchase. If the Directors shall have found members willing to purchase some but not all of the Sale Shares, the Vendor may within 14 days of the receipt of such notice from the Directors give a counter-notice in writing to the Directors withdrawing the

Transfer Notice. If the Directors shall under Articles 16 to 17 have found members willing to purchase all the Sale Shares or if no such counter-notice shall have been given by the Vendor within the aforesaid period, the Vendor shall be bound, on receipt of the Sale Price per share, to transfer the Sale Shares (or such of them for which the Directors shall have found purchasers) to the purchasers specified by the Directors in accordance with this Article. The purchase shall be completed as soon as reasonably practicable at a place and time to be appointed by the Directors when the Vendor shall deliver to the purchaser(s) duly executed transfers in respect of the Sale Shares against payment of the Sale Price. Subject to such transfers having been stamped, the purchaser(s) shall be registered as the holders of the relevant shares in the Register of Members of the Company and share certificate(s) in the name(s) of such purchaser(s) and in respect of the relevant Shares shall be delivered. If the Vendor, after having become bound to transfer any Sale Shares to a purchaser, makes default in so doing, the Directors shall authorise some person to execute any necessary transfers of the Sale Shares in favour of the purchaser or purchasers and shall enter the name(s) of the purchaser(s) in the Register of Members as the holder(s) of such of the Sale Shares as shall have been transferred to them as aforesaid. The Company shall receive the purchase money on behalf of the Vendor but shall not be bound to earn or pay interest thereon. The receipt of the Company for the purchase money shall be a good discharge to any purchaser who shall not be bound to see to the application thereof, and after the name of the purchaser has been entered in the Register of Members in purported exercise of the aforesaid powers the validity of the proceedings shall not be questioned by any person. If on the expiry of 120 days after the relevant Offer Date the Directors shall not have found purchasers for all the Sale Shares pursuant to Articles 16 to 17 and the Vendor shall not have given a counter notice, the Vendor shall be at liberty to sell and transfer all or any of the Sale Shares for which no purchasers shall have been found at any time within the following six months to the person whose name was specified in the Transfer Notice at any price not being less than the Sale Price. If a Vendor shall sell any of the Sale Shares to a person under the provisions of this Article, the Directors may, before registering the transfer of such Shares to such person, require the Vendor and the purchaser to furnish the Company with such information, supported if the Directors so require by statutory declaration, as they may consider necessary in order to be satisfied that the price paid for each such Shares was not less than the Sale Price and that the transfer is not part of a larger transaction or one of a series of related transactions under which compensatory benefit is given by or on behalf of the Vendor. For the purpose of ensuring that a transfer of Shares or is in accordance with the foregoing provisions of these Articles and duly authorised hereunder the Directors may require any member, the legal personal representatives of a deceased member, the trustee in bankruptcy of a bankrupt member or the liquidator of any corporate member or any person named as transferee in any transfer lodged for registration to furnish to the Company such information and evidence as the Directors may think fit regarding any matter they consider relevant to such purpose. Failing such information or evidence being furnished to the satisfaction of the Directors within a reasonable time after such request or if any such information or evidence discloses that a Transfer Notice ought to be given in respect of any Shares, the Directors shall refuse to register the transfer in question and shall be entitled to serve a Transfer Notice in respect of the Shares concerned and the provisions of these Articles shall take effect accordingly.

For the purposes of this Article the expression “the Sale Price” shall mean the price per share (if any) specified in the Transfer Notice or (if no such price is so specified) the fair value per Share agreed between the Vendor and the Directors or failing agreement certified in writing by the Auditors of the Company acting as experts and not as arbitrators to be in their opinion the fair selling value of the Sale Shares on the open market having regard to the fair value of the business of the Company as a going concern and on the basis of an arm’s length transaction as between a willing vendor and a willing purchaser but disregarding the fact that the Sale Shares may comprise only a minority holding in the Company. The determination of the Auditors shall be final and binding on all concerned. The cost of obtaining the certificate of the Auditors shall be borne by the Company. The Directors shall provide such information to the Auditors as the Auditors shall reasonably require for the purpose of determining the Sale Price. The provisions of Articles 16 to 22 shall not apply in the case of a member being a body corporate, any transfer to a member of the same group. For the purposes of Article 23: where Shares have been transferred under Article 23 (whether directly or by a series of transfers thereunder) from a body corporate (“the transferor company” which expression shall not include a second or subsequent transferor in such a series of transfers) to a member of the same group (“the transferee company”) (otherwise than under a scheme of reconstruction or amalgamation whereunder the transferor company is placed in liquidation and the transferee company acquires the whole or the major part of its undertaking and assets) and subsequently the transferee company ceases to be a member of the same group as the transferor company, the transferee company shall be bound to notify the Directors in writing forthwith that such event has occurred and (unless within 14 days after such event the relevant Shares are transferred to the transferor company any such transfer only being deemed to be authorised under Article 23) the transferee company shall be bound, if and when required in writing by the Directors so to do, to give a Transfer Notice in respect of the relevant Shares; “a member of the same group” means a body corporate which is for the time being a holding company of the transferor company or a subsidiary of the transferor company or any such holding company or a company acquiring the whole or the major part of the undertaking and assets of the transferor company under a scheme of reconstruction or amalgamation whereunder the transferor company is placed in liquidation; and “the relevant Shares” means and includes, so far as the same remain for the time being held by the trustees or the transferee company (as the case may be), the Shares originally transferred and any additional Shares issued or transferred to the trustees or the transferee company (as the case may be) by virtue of the holding of the relevant Shares or any of them or the membership thereby conferred. Notwithstanding anything contained in these Articles, the Directors may decline to register any transfer of any Share on which the Company has a lien and shall, subject to Article 23, refuse to register any proposed transfer of a Share other than a transfer made pursuant to or permitted by the provisions of Articles 16 to 22.

33. Transmission of shares Notwithstanding anything to the contrary contained in regulations 16 to 18, the Directors shall not be bound to register as a member any person becoming entitled to a Share in consequence of the death, bankruptcy or liquidation of a member and may refuse to do so if the Directors are of the opinion that the registration of such person will not be conducive to the interests of the Company and the Directors shall not be bound to give any reason for their opinion. In the event of such refusal being notified by the Directors to such person in writing or if the person aforesaid shall elect to transfer any shares without having been registered as a holder thereof such person shall be deemed to be a Vendor and to have served a Transfer Notice (within the meaning of Article 16) in respect of all shares to which he has so become entitled seeking transfer at the fair value as determined by the Auditors in accordance with Article 22 and the relevant provisions of Article 16 to 22 shall apply as if such person were a holder of such Share. Proceedings at general meetings Regulation 41 shall be modified by the insertion at the end of that regulation of the following sentence: “If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the meeting shall be dissolved.” No business shall be transacted at any General Meeting unless the requisite quorum is present at the commencement of the business and also when such business is voted upon. Save in the case of a company with a single member, two members personally present shall be a quorum for all purposes. A corporation being a member shall be deemed to be personally present if represented in accordance with the provisions of Section 323 of the Companies Act 2006. The Chairman at every General Meeting of the Company shall be a Director and shall be appointed by the members. If the Chairman is not present at the commencement of any General Meeting of the Company, the members present shall appoint from amongst their number, as acting Chairman a person who is a director. The Chairman shall not have a second or casting vote. A poll may be demanded at any General Meeting by the Chairman or by an member present in person or by proxy and entitled to vote. Regulation 46 shall be modified accordingly. An instrument appointing a proxy may be in any usual or common form or in any other form which the Directors may approve. A resolution in writing which has been consented to and signed by or on behalf of all the members who would have been entitled to vote upon it if it had been proposed at a general meeting at which they were present (which consent and signature may be evidenced by letter, electronic mail, facsimile, or otherwise in writing as the directors may from time to time resolve to permit) shall be as effective as a resolution passed at a meeting of members duly convened and held and may consist of several documents in the same terms each consented to by one or more members. A resolution in writing shall be deemed to have been duly executed on behalf of a corporation if signed by one of its directors or its secretary. In the case of a share held by joint holders the signature of any one of them shall be sufficient. Directors The number of Directors (other than alternate Directors) shall be not less than two in number. If and so long as the Company has for the time being a Parent Company, the power to appoint Directors whether to fill casual vacancies or add to the Board or otherwise and the power to remove any Director, howsoever appointed, shall (subject to the provisions of regulation 81) reside exclusively in such Parent Company. Any such appointment or removal shall be effected by instrument in writing signed on behalf of the Parent Company by one of its directors duly authorised in that regard and shall be effective forthwith upon the delivery of such instrument to the registered office of the Company. Powers and duties of Directors Subject to the provisions of the Statutes, a Director may be interested directly or indirectly in any contract or arrangement or in any proposed contract or arrangement with the Company or with any other company in which the Company may be interested and he may hold and be remunerated in respect of any office or place of profit (other than the office of Auditor of the Company or any subsidiary thereof) under the Company or any such other company and he or any firm of which he is a member may act in a professional capacity for the Company or any such other company and be remunerated therefor. Notwithstanding his interest a Director may vote on any matter in which he is interested and be included for the purpose of a quorum at any meeting at which the same is considered and he may retain for his own benefit all profits and advantages accruing to him. Regulation 94 shall be modified accordingly. Disqualification of Directors The office of a Director shall be vacated if he is removed from office under Article 43. Regulation 81 shall be modified accordingly. Unless and until otherwise determined by the Company by Ordinary Resolution, either generally or in any particular case, no Director shall vacate or be required to vacate his office as a Director on or by reason of his attaining or having attained the age of seventy, and any person proposed to be appointed a Director shall be capable of being appointed as a Director notwithstanding that he has attained the age of seventy, and no special notice need be given of any resolution for the appointment as a Director of a person who shall have attained the age of seventy, and it shall not be necessary to give to the members notice of the age of any Director or person proposed to be appointed as such. Alternate directors Any appointment or removal of an alternate Director made under Table A shall be delivered at the registered office of the Company. Regulation 65 shall be modified by the deletion therefrom of the words “approved by resolution of the directors and”. An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration, except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct. Proceedings of Directors Subject to the provisions of these Articles, the Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and manner of dispatching business as they think fit. A quorum shall be two Directors of the Company (or, if any Director is not available, an alternate for that Director) of whom a majority shall be present in the United Kingdom. The Directors may from time to time appoint committees consisting of two or more Directors and may delegate any of their powers to any such committee and from time to time revoke any such delegation and discharge any such committee wholly or in part. The provisions of

Articles 41 and 42shall apply mutatis mutandis to any committee so formed and, in addition, any such committee shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed upon it by the Directors but may otherwise meet and adjourn as it thinks proper. A resolution in writing which has been consented to and signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors (which consent and signature may be evidenced by letter, electronic mail, facsimile, or otherwise in writing as the directors may from time to time resolve to permit) shall be as effective as a resolution duly passed at a meeting of the Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the same terms each consented to by one or more Directors, but a resolution signed by an alternate Director need not also be assigned by his appointer, and if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity. The Directors shall appoint any of their number to be Chairman. The Chairman shall preside at all meetings of the Directors and of committees of Directors, provided that if the Chairman is either not present at any meeting or is not in the United Kingdom, the Directors shall appoint another of their number to be the Chairman for the purposes of that meeting only. The Directors shall not be liable to retire by rotation and accordingly the second and third sentences of regulation 79 shall be deleted. No Director shall be appointed otherwise than as herein provided. Any Director or member of a committee of the Directors may participate in a meeting of the Directors or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting. The continuing Directors (provided that there is a quorum as defined above) may act notwithstanding any vacancies, and regulation 90 shall be modified accordingly. Managing or executive directors The Directors may from time to time appoint one or more of their number to an executive office (including that of Managing Director, Manager or any other salaried office) for such period and upon such terms as shall be thought fit, and subject to the provisions of any agreement entered into in any particular case, may revoke such appointment. A Director so appointed as a Managing Director shall (without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company) ipso facto cease to be Managing Director if he cease from any cause to be a Director. The Managing Director, Manager or other executive officer as aforesaid shall receive such remuneration whether by way of salary, commission or participation in profits or otherwise (either in addition to or in lieu of his remuneration as a Director), as the Directors may determine. The Directors may entrust to and confer upon a Managing Director, Manager or other executive officer as aforesaid any of the powers exercisable by them upon such terms and conditions with such restrictions as they think fit and may from time to time withdraw, alter or vary all or any of such powers. Official seal for use abroad The Company may have an official seal for use abroad under the provisions of the Act, where and as the Directors shall determine, and the Company may by writing under the Common Seal appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the Company, for the purposes of affixing and using such official seal, the provisions of any agreement entered into in any particular case, may revoke such appointment. A Director so appointed as a Managing Director shall (without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company) ipso facto cease to be Managing Director if he cease from any cause to be a Director. 50. The Managing Director, Manager or other executive officer as aforesaid shall receive such remuneration whether by way of salary, commission or participation in profits or otherwise (either in addition to or in lieu of his remuneration as a Director), as the Directors may determine. 51. The Directors may entrust to and confer upon a Managing Director, Manager or other executive officer as aforesaid any of the powers exercisable by them upon such terms and conditions with such restrictions as they think fit and may from time to time withdraw, alter or vary all or any of such powers. Official seal for use abroad 52. The Company may have an official seal for use abroad under the provisions of the Act, where and as the Directors shall determine, and the Company may by writing under the Common Seal appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the Company, for the purposes of affixing and using such official seal, and may impose such restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Common Seal of the Company, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid. Notices 53. Every Director of the Company and every alternate Director shall be entitled to receive notices of general meetings (at his usual address or at such other address as he may notify to the Company) in addition to the persons so entitled under the Acts. The third sentence of regulation 112 shall be deleted. 54. Any notice required by these Articles to be given by the Company may be given by any visible form on paper, including telex, and facsimile and a notice communicated by such forms of immediate transmission shall be deemed to be given at the time it is transmitted to the person to whom it is addressed. Regulations 111 and 112 shall be amended accordingly. Indemnity 55. Subject to the provisions of and so far as may be consistent with the Statutes but without prejudice to any indemnity to which a Director may be otherwise entitled every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court

Miscellaneous provisions where material, overseas interest exist 56. Table A shall be further modified as follows: (a) in regulation 37 the words “within the United Kingdom” shall be deleted; (b) in regulation 88 the third sentence shall be deleted; (c) in regulation 112 the words “(or at such other address, whether within or outside the United Kingdom, as he may supply to the Company for that purpose)” shall be inserted after “registered address”; (d) regulation 116 shall be modified by the substitution of the words “at the address, if any, whether within or outside the United Kingdom” for the words “the address, if any, within the United Kingdom”.